                                                                     EXHIBIT 1.3

                                ESCROW AGREEMENT

                  THIS ESCROW AGREEMENT, dated as of August 13, 2002 (this "Agreement"), is by and among UBS WARBURG LLC, as representative of the several underwriters under the Underwriting Agreement (collectively, the "Underwriters" or the "Depositor"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture ("Trustee"), and WACHOVIA BANK, NATIONAL ASSOCIATION , a national banking association, as Escrow Agent under this Agreement ("Escrow Agent").

                                    RECITALS

                  WHEREAS, this Agreement is being entered into in connection with the Pricing Agreement dated August 8, 2002, between Newfield Exploration Company, a Delaware corporation (the "Company"), and the Underwriters (the "Underwriting Agreement"), and the Subordinated Indenture dated as of December 10, 2001 (the "Existing Indenture"), between the Company and Trustee, as supplemented by the First Supplemental Indenture dated as of the date of this Agreement (the "Supplemental Indenture", and together with the Existing Indenture, the "Indenture") governing the Company's 8 3/8% Senior Subordinated Notes due 2012 (the "Notes"); and

                  WHEREAS, the Escrow Funds (as defined herein) will be released either to the Company or to the Paying Agent (as defined herein) for the Notes as provided in Section 4 of this Agreement.

                             STATEMENT OF AGREEMENT

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Definitions. The following terms have the following meanings when used in this Agreement:

                  "Acquisition Certificate" means an officers' certificate (which will be concurrently delivered to Trustee) substantially in the form of Exhibit A to this Agreement, signed by any of the Chief Executive Officer, President, Chief Financial Officer or Principal Accounting Officer of the Company, certifying to Escrow Agent as to the matters specified in Exhibit
A, directing Escrow Agent to disburse the Escrow Funds in accordance with the payment instructions contained in the certificate.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                  "Escrow Funds" means the net proceeds of the public offering of the Notes, which will be deposited by the Depositor with Escrow Agent under this Agreement, together with any interest and other income thereon, which funds will include, without limitation, the initial sum to be deposited by the Depositor of $242,295,000. The Escrow Funds are held for the benefit of holders of the Notes and do not constitute property or an asset of the Company, and the Company has only a


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contingent right to receive payment of the Escrow Funds on the terms and subject to the conditions set forth in this Agreement.

                  "Paying Agent" means Wachovia Bank, National Association, in its capacity as paying agent for the Notes.

                  "Special Mandatory Redemption" means the special mandatory redemption of the Notes pursuant to Section 1109 of the Supplemental Indenture.

                  "Special Mandatory Redemption Notice" means written notice from the Company to Escrow Agent specifying (a) that the Special Mandatory Redemption is required and (b) the date fixed for the Special Mandatory Redemption.

                  2. Appointment of and Acceptance by Escrow Agent. Trustee hereby appoints Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the initial Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

                  3. Creation of Escrow Funds. On August 13, 2002, the Underwriters will transfer the sum of $242,295,000 to Escrow Agent, by wire transfer of immediately available funds, to the following account:

                     Wachovia Bank, National Association
                     ABA # 053000219
                     Account #5000000016439
                     Account Name:  Newfield 8 3/8% Senior Subordinated Notes
                     Attn: CT/Branch 4880

                  4. Disbursement of Escrow Funds.

                     a. Completion of EEX Acquisition. If, on or prior to
                        December 31, 2002, the Company delivers to Escrow Agent an Acquisition Certificate, Escrow Agent will disburse the Escrow Funds according to the payment instructions contained in the Acquisition Certificate.

                     b. Special Mandatory Redemption. The Escrow Funds will be
                        disbursed directly to the Paying Agent to effect the Special Mandatory Redemption if (i) the Company furnishes Escrow Agent with a Special Mandatory Redemption Notice or (ii) Escrow Agent has not received an Acquisition Certificate or a Special Mandatory Redemption Notice on or prior to December 31, 2002. If Escrow Agent receives the Special Mandatory Redemption Notice, then Escrow Agent will disburse all the Escrow Funds directly to the Paying Agent on or before 11:00 a.m., New York City time, on the date fixed for the Special Mandatory Redemption specified in such notice. If Escrow Agent does not receive an Acquisition Certificate



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                     or a Special Mandatory Redemption Notice on or prior to
                     December 31, 2002, it will disburse all the Escrow Funds directly to the Paying Agent no later than 11:00 a.m., New York City time, on the first Business Day following December 31, 2002.

                  5. Suspension of Performance; Disbursement Into Court. If, at any time, there exists any dispute with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Trustee has not within 30 days of the furnishing by Escrow Agent of a notice of resignation under Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                  a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty has been resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent has been appointed (as the case may be); provided however, that Escrow Agent will continue to invest the Escrow Funds in accordance with
         Section 6 hereof; and/or

                  b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and, to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds held by it.

Escrow Agent will have no liability to the Depositor, the Company, the Noteholders or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

                  6. Investment of Funds. Escrow Agent will invest and reinvest the Escrow Funds in the Evergreen Institutional Treasury Money Market Fund. The foregoing investments will be made in the name of Escrow Agent on behalf of the holders of the Notes. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to any person, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent will not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation.

                  7. Resignation of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten days' prior written notice to Trustee. Such resignation will take effect upon the appointment of a successor Escrow Agent as provided herein below. Upon any such notice of resignation, Trustee will appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $250,000,000. On the acceptance in writing of any



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appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent will succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent will be discharged from its duties and obligations under this Agreement, but will not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. The retiring Escrow Agent will transmit all records pertaining to the Escrow Funds and will pay the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable.

                  8. Liability of Escrow Agent.

                  (a) Escrow Agent will have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility will be for the safekeeping, investment and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent will have no implied duties or obligations and will not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event will Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent will not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and will incur no liability in acting in accordance with the opinion or instruction of such counsel.

                  (b) Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any of the Escrow Funds shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting the Escrow Funds or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it will not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.


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                  9. Indemnification of Escrow Agent. The Company has agreed to indemnify Escrow Agent under the terms of a Fee and Indemnification Agreement dated as of the date of this Agreement (the "Fee Agreement").

                  10. Fees and Expenses of Escrow Agent. The Company has agreed to pay the fees and expenses of Escrow Agent for its services hereunder in accordance with the Fee Agreement.

                  11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered three days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

                  If to Trustee, at:

                      Wachovia Bank, National Association,
                      as Trustee
                      Corporate Trust Bond Administration
                      5847 San Felipe, Suite 1050
                      Houston, Texas 77057
                      Attention: Corporate Trust Administration
                      Facsimile Number: (713) 278-4329

                    With a copy to:

                      UBS Warburg LLC
                      6777 Washington Blvd.
                      Stamford, CT 06901
                      Attention:  Ed Massaro, Managing Director High Yield
                                  Capital Markets
                      Facsimile Number:  (203) 719-5753

                    And:

                      Newfield Exploration Company
                      363 N. Sam Houston Parkway E, Suite 2020
                      Houston, Texas 77060
                      Attention:  Terry Rathert
                      Facsimile:  (281) 405-4255




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                    And:

                      Vinson & Elkins L.L.P.
                      2300 First City Tower
                      1001 Fannin
                      Houston, Texas 77002
                      Attention:  James H. Wilson
                      Facsimile Number:  (713) 615-5926

                  If to Escrow Agent, at:

                      Wachovia Bank, National Association,
                      as Escrow Agent
                      Corporate Trust Bond Administration
                      5847 San Felipe, Suite 1050
                      Houston, Texas 77057
                      Attention: Corporate Trust Administration
                      Facsimile Number: (713) 278-4329

or to such other address as each party may designate for itself by like notice.

                  12. Third-Party Beneficiary; Amendment or Waiver. The Company, holders of the Notes and their respective successors are intended third-party beneficiaries of this Agreement. This Agreement may be changed, waived, discharged or terminated only by a writing signed by Trustee and Escrow Agent; provided, that any amendment to Section 4 also will require the consent of holders of record of all the then outstanding Notes and the consent of the Company. No delay or omission by any party in exercising any right with respect to this Agreement will operate as a waiver. A waiver on any one occasion will not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

                  13. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  14. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Texas without giving effect to the conflict of laws principles thereof.

                  15. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

                  16. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Depositor and Escrow Agent.


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                  17. Execution in Counterparts. This Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

                  18. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds under Section 4 of this Agreement or the disbursement of all amounts in the Escrow Funds into court under Section 5 of this Agreement, this Agreement will terminate and Escrow Agent will have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

                  19. Dealings. Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing in this Agreement will preclude Escrow Agent from acting in any other capacity for the Company or for any other entity.

                  20. No Depositor Liability or Further Obligation. Escrow Agent and Trustee each acknowledges and agrees that depositing the Escrow Funds with Escrow Agent is the only obligation of the Depositor under this Agreement. Escrow Agent and Trustee each agrees to hold the Depositor harmless with respect to any claim, liability or cause of action under this Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed under seal as of the date first above written.

                                        DEPOSITOR

                                        UBS WARBURG LLC


                                        By:
                                           -------------------------------------
                                        Title:
                                           -------------------------------------


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        (On behalf of each of the Underwriters)


                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        AS TRUSTEE


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------



                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        AS ESCROW AGENT


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------




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Exhibit A


                          Form of Officer's Certificate
                                       of
                          Newfield Exploration Company


                  This Certificate is being delivered to Escrow Agent under
Section 4(a) of the Escrow Agreement, dated as of August 13, 2002 (the "Agreement"), among UBS WARBURG LLC, as representative of the several underwriters under the Underwriting Agreement, WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee under the Indenture ("Trustee"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as escrow agent ("Escrow Agent"). Concurrently, this Certificate also is being delivered to Trustee. Capitalized terms used but not defined in this Certificate have the respective meanings specified in the Agreement. The undersigned officer of the Company hereby certifies that:

                  (1) The Company simultaneously with the release of the Escrow Funds to the Company will fully complete the acquisition of EEX Corporation (the "EEX Acquisition") in conformity in all material respects with the terms and with satisfaction of all material conditions of the Amended and Restated Agreement and Plan Merger dated as of May 29, 2002 among the Company, Newfield Operating Company and EEX Corporation (after giving effect to any amendment, waiver or modification to any term or condition, which amendment, waiver or modification does not have a material adverse effect on holders of the Notes); and

                  (2) The terms of the transactions entered into and the operations and assets and liabilities acquired and assumed in the EEX Acquisition conform in all material respects to the descriptions thereof contained in the prospectus supplement for the public offering of the Notes dated August 8, 2002, subject only to any changes provided for, discussed or contemplated in such prospectus supplement; and

                  Escrow Agent is hereby directed to disburse immediately all Escrow Funds to, or for the account of the Company, as follows:

                  [ ___________________ *insert payment instructions]


                  IN WITNESS WHEREOF, Newfield Exploration Company, through the undersigned officer, has signed this Certificate this _____ day of ________________, 2002.


                                        NEWFIELD EXPLORATION COMPANY


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      A-1